SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

COLUMBUS MCKINNON CORPORATION
 (Exact name of registrant as specified in its charter)

NEW YORK
 (State or other jurisdiction of incorporation)

0-27618                                             16-0547600
 (Commission File Number)                  (IRS Employer Identification No.)

140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK                  14228-1197

                      (Address of principal executive offices)                                                  (Zip Code)

Registrant's telephone number including area code: (716) 689-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2008, Yale Industrial Products GmbH (the “Purchaser”) and EQT Opportunity Fund, et al (the “Sellers”) entered into a share purchase agreement (the “Share Purchase Agreement”) and consummated all transactions contemplated therein.  See the discussion in Item 2.01 below.

Item 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 30, 2008, simultaneously with the execution of the Share Purchase Agreement, the Purchaser acquired from the Sellers all the issued and outstanding stock of Pfaff Beteiligungs GmbH (“Pfaff-silberblau”) for cash consideration of approximately €36 million and the assumption of certain debt and liabilities.  The acquisition is being financed from cash on hand.  Pfaff-silberblau is a European supplier of lifting, material handling, and actuator products.

The description of the transaction contained in this report does not purport to be complete and is qualified in its entirety by reference to the terms, provisions, conditions, and covenants of the Share Purchase Agreement, which we have filed as Exhibit 10.1 hereto and incorporated therein by reference.  The Share Purchase Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions and covenants and is not intended to provide any other factual information regarding Pfaff-silberlau.  In particular, the Share Purchase Agreement contains representations and warranties the Purchase and Seller made to and solely for the benefit of each other, allocating among themselves various risks of the transaction.  The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with the signing of the Share Purchase Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.  Accordingly, investors and security holders should not rely on the representations and warranties in the Share Purchase Agreement as characterizations of the actual state of any fact or facts.

Item 8.01      OHER EVENTS

On October 2, 2008 the registrant issued a press release announcing that it has completed the purchase of Pfaff-silberblau.  A copy of the press release issued in connection with such action is attached hereto as Exhibit 99.1.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Share Purchase Agreement dated September 30, 2008
99.1	Press Release dated October 2, 2008

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                      COLUMBUS McKINNON CORPORATION

    By:/s/ Karen L. Howard
                                  Name:  Karen L. Howard
          Title: Vice President and Chief
                   Financial Officer (Principal Financial Officer)

Dated:  October 2, 2008

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Share Purchase Agreement dated September 30, 2008
99.1	Press Release dated October 2, 2008